Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL MEDICAL REIT INC. PROVIDES ACQUISITION UPDATE AND ANNOUNCES GUIDANCE RANGES FOR THE THIRD AND FOURTH QUARTERS OF 2017

Bethesda, MD – June 5, 2017 – Global Medical REIT Inc. (NYSE: GMRE) (the “Company”), a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to strong clinical operators with leading market share, today provides an update to its acquisition pipeline and announces guidance ranges for the quarters ended September 30, 2017 and December 31, 2017.

Acquisitions Placed Under Contract From March 31, 2017 through May 26, 2017

Between March 31, 2017 and May 26, 2017, the Company entered into four purchase contracts which will add approximately 148,200 aggregate square feet to its current property portfolio. The four purchase contracts, also discussed further below, are for the purchase of the Carrus Specialty Hospital and Carrus Rehabilitation Hospital in Sherman, Texas; the Lone Star Endoscopy Center located in Flower Mound, Texas; the Cardiologists of Lubbock facility located in Lubbock, Texas; and the Unity Family Medicine Center located in Brockport, New York.

March 31, 2017 through May 26, 2017 Executed Purchase Contract Highlight Table
Property	City	State	Purchase Price	Square Feet	Cap Rate
Carrus Specialty Hospital and Carrus Rehabilitation Hospital	Sherman	TX	$26,000,000	81,352	8.8%
Lone Star Endoscopy Center	Flower Mound	TX	$4,050,000	10,062	7.0%
Cardiologists of Lubbock	Lubbock	TX	$8,200,000	27,280	7.3%
Unity Family Medical Center	Brockport	NY	$8,670,000	29,497	7.2%

Carrus – Sherman, Texas

This transaction includes a 29,642 square-foot long term acute care facility and a 34,181 square-foot inpatient rehabilitation facility (plus an additional 17,529 square feet of aggregate shell space) (the “Carrus Hospitals”). Upon closing, the Company will enter into a new, 20-year, triple-net lease with SDB Partners, LLC (who then intends to enter into subleases with the operators of the facilities, Texoma Hospital Partners, LLC and Carrus Rehabilitation Hospital, LLC). As full-service rehabilitation and long term acute care facilities, the Carrus Hospitals provide treatment for an array of illnesses and medical conditions, including diabetes, congestive heart failure, vascular disease, chronic obstructive pulmonary disease, cancer, severe heat trauma and brain injury, spinal cord injuries, polytrauma, as well as general medical disability and neurological disorders such as multiple sclerosis, Parkinson’s, Guillain Barre Disease and muscular dystrophy, among others. The Carrus Hospitals benefit from limited competition in the North Texas and Oklahoma markets and have experienced recent growth in patient volumes. Please see the Company’s Current Report on Form 8-K, filed on May 23, 2017 for additional details about this transaction.

Lone Star Endoscopy Center – Flower Mound, Texas

This transaction includes a 10,062 square foot ambulatory surgery center that is currently leased to Lone Star Endoscopy Center, LLC, pursuant to a triple-net lease with a remaining lease term of approximately nine years. The Company will assume this lease upon closing. Lone Star Endoscopy Center, LLC is a joint-venture between Baylor Scott & White Health, United Surgical Partners International, and Texas Digestive Disease Consultants, which is one of the largest gastroenterology group in Texas. Located in a growing area north of Dallas-Ft. Worth, the Lone Star Endoscopy Center provides the full spectrum of care for patients with concerns involving the esophagus, stomach, small bowel, colon, rectum, gallbladder, pancreas and liver, and others.

Cardiologists of Lubbock – Lubbock, Texas

This transaction includes a 27,280 square-foot cardiac clinic (the “Cardiac Clinic”) located in Lubbock, Texas. Upon closing, the Company will enter into a new, 12-year, triple-net lease with the Lubbock Heart Hospital. The property is located adjacent to the Lubbock Heart and Surgical Hospital, which is a 74-bed physician-owned hospital that has operated in the growing Lubbock, Texas market since 2003. Rent payments under the new lease with the Company are expected to be guaranteed by Surgery Partners, Inc., which manages the Cardiac Clinic through a joint venture agreement.

Unity Family Medicine – Brockport, New York

This transaction includes a 29,497 square-foot clinic located in Brockport, New York. The property is currently leased to Unity Hospital of Rochester pursuant to a triple-net lease with a remaining lease term of approximately 13 years. The Company will assume this lease upon closing. Constructed in 2011 and expanded in 2015, services provided at the property include primary care, OBGYN, lab and x-ray services. The Unity Hospital of Rochester is a large not-for-profit hospital that was part of the Unity Health System, which merged in 2014 with the Rochester General Hospital to form the Rochester Regional Health System (“RRHS”). RRHS is one of the largest health systems in the region.

Non-GAAP Financial Measures

FFO, AFFO and Normalized AFFO are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission. The Company considers FFO, AFFO and Normalized AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with generally accepted accounting principles (”GAAP”) before non-controlling interests of holders of operating partnership units, excluding gains (or losses) from sales of property and extraordinary items, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The Company does not expect to incur any gains or losses from the sales of property or record any adjustments for unconsolidated partnerships and joint ventures during the year ended December 31, 2017. Because FFO excludes real estate related depreciation and amortization (other than amortization of deferred financing costs), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

Management calculates AFFO, which is also a non-GAAP financial measure, by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include acquisition and disposition costs, loss on the extinguishment of debt, straight line deferred rental revenue, stock-based compensation expense, amortization of deferred financing costs, recurring capital expenditures, recurring lease commissions, recurring tenant improvements and other items.

Management calculates Normalized AFFO, which is also a non-GAAP financial measure, by modifying AFFO by adjusting for non-recurring income and expenses. For the Company these items include the costs of establishing a system of Sarbanes-Oxley-complaint internal controls and procedures and the portion of our General Counsel and Secretary’s salary for 2017 that is reimbursable by the Company to its external manager (such reimbursement obligation expires on May 8, 2018).

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also considers normalized AFFO to be a useful measure to evaluate the Company’s operating results excluding non-recurring income and expenses. Normalized AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. The Company’s Normalized AFFO, AFFO and FFO computations may not be comparable to Normalized AFFO, AFFO and FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, that interpret the NAREIT definition differently than the Company does or that compute FFO, AFFO and Normalized AFFO in a different manner.

Guidance for the Third Quarter and Fourth Quarter of 2017

The Company has established the following guidance ranges for the third quarter ending September 30, 2017 and the fourth quarter ending December 31, 2017:

	Third Quarter 2017 Range[1]		Fourth Quarter 2017 Range[2]
	(dollars in thousands except per share amounts)
	High	Low	High	Low
Net Income[3]	$447	$285	$681	$653
Depreciation expense	$2,110	$2,093	$2,166	$2,110
Amortization expense	$521	$517	$535	$521
FFO	$3,078	$2,895	$3,382	$3,284
Acquisition costs	$—	$211	$—	$—
Straight line deferred rental revenue	$(876)	$(869)	$(900)	$(876)
Stock-based compensation expense	$643	$643	$602	$602
Amortization of deferred financing costs	$359	$354	$373	$362
AFFO	$3,204	$3,234	$3,457	$3,372
Professional fees and services related to Sarbanes-Oxley implementation	$120	$120	$60	$60
Compensation expense reimbursement	$31	$31	$31	$31
Normalized AFFO	$3,355	$3,385	$3,548	$3,463
AFFO per share[4]	$0.18	$0.18	$0.20	$0.19
Normalized AFFO per share[4]	$0.19	$0.19	$0.20	$0.20

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(1) For purposes of the low end of the third quarter 2017 range, assumes (i) the Carrus Specialty Hospital and Carrus Rehabilitation Hospital transaction and the Lone Star Endoscopy Center transaction, each described above, both close on June 30, 2017 and (ii) no additional acquisitions occur during the third quarter other than the closing on July 15, 2017 of the Cardiologists of Lubbock transaction and Unity Family Medical Center transaction, each as described above.

For purposes of the high end of the third quarter 2017 range, assumes (i) the Carrus Specialty Hospital and Carrus Rehabilitation Hospital transaction, the Lone Star Endoscopy Center transaction, the Cardiologists of Lubbock transaction and the Unity Family Medical Center transaction, each described above, all close on June 30, 2017.

(2) For purposes of the low end of the fourth quarter 2017 range, assumes the four transactions under contract described above all close prior to the beginning of the quarter and no additional acquisitions occur during the fourth quarter. For purposes of the high end of the fourth quarter 2017 range, assumes the four transactions under contract described above all close prior to the beginning of the quarter and the Company closes on August 15, 2017 an additional acquisition with a purchase price of $10 million at an assumed capitalization rate of 7.5%. The aforementioned assumed acquisition is based on the Company’s historical acquisition activity and no such acquisition is currently under contract and there can be no assurance that such a property, if put under contract, would close by August 15, 2017 or at all.

(3) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 includes approximately $1.2 million of costs incurred in connection with the Company’s amended revolving credit facility that were erroneously expensed and included in the General and Administrative line item within the Company’s Consolidated Statement of Operations for the quarter ended March 31, 2017. When the Company files its Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2017, the Company intends to correct this immaterial error by removing the $1.2 million from expense and capitalizing it as deferred financing costs on the Company’s Consolidated Balance Sheet as of June 30, 2017. The capitalization of the $1.2 million will result in an increase of approximately $111,000 of interest expense per quarter which represents the amortization of the $1.2 million into interest expense over the remaining life of the credit facility, which is scheduled to end in December 2019.

(4) Based on the weighted average diluted share count of 17,605,000 for the third quarter of 2017 and 17,608,000 for the fourth quarter of 2017.

The foregoing projections reflect management's view of what the Company’s financial results would be for the third quarter ending September 30, 2017 and the fourth quarter ending December 31, 2017 based on the following assumptions: (i) the Company does not raise additional capital or complete any additional acquisitions in 2017 other than as discussed above and (ii) the Company does not incur any additional costs related to acquisition activity in 2017 other than costs related to the acquisitions discussed above. The guidance set forth in this release is intended to illustrate that, even if the Company were unable to raise additional capital and continue its acquisition and growth strategy, it would still be able to achieve coverage of its quarterly dividend in 2017. This guidance is for illustrative purposes only and should not be interpreted to mean that the Company intends to halt its acquisition and growth strategy. Therefore, it is likely that the Company’s actual results will differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

About Global Medical REIT Inc.

Global Medical REIT Inc. is a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to strong clinical operators with leading market share. The Company’s strategy is to produce increasing, reliable rental revenue by expanding its portfolio, and leasing its healthcare facilities to market-leading operators under long-term triple-net leases. The Company’s management team has significant healthcare, real estate and public real estate investment trust, or REIT, experience and has long-established relationships with a wide range of healthcare providers. The Company intends to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2016.

Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding expected financial performance or other financial items; any statements concerning our plans, strategies, objectives and expectations for future operations and our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions; and any statements regarding our expected performance for the third quarter ending September 30, 2017 and the fourth quarter ending December 31, 2017, including, but not limited to, our expected net income (loss), FFO, AFFO and Normalized AFFO and components thereof, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from estimates, stated expectations or projections contained in the Company’s forward-looking statements are set forth in the “Risk Factors” section of our Annual Report on Form 10-K, as amended by Amendment No. 2 thereto, for the year ended December 31, 2016, which were filed with the United States Securities and Exchange Commission on March 27, 2017 and May 9, 2017, respectively, and elsewhere in the reports the Company has filed with the United States Securities and Exchange Commission, including that unfavorable global and domestic economic conditions may adversely impact the Company’s business, the Company may not be successful in completing acquisitions in its investment pipeline in a timely fashion or at all or that it identifies and pursues in the future, and the Company’s expenses may be higher than anticipated due to, among other things, unexpected or higher than expected expenses related to Sarbanes-Oxley compliance, legal expenses auditing expenses, acquisition expenses and travel expenses. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

COMPANY CONTACT:	INVESTOR RELATIONS:

-OR-

Global Medical REIT Inc.	The Equity Group Inc.

Danica Holley	Jeremy Hellman
Chief Operating Officer	Senior Associate
(202) 524-6854 / danicah@globalmedicalreit.com	(212) 836-9626 / jhellman@equityny.com

Adam Prior
Senior Vice-President
(212) 836-9606 / aprior@equityny.com